UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2006

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Rep. Office Golden TeleService, Inc., 1 Kozhevnichesky Proezd, Moscow, Russia,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 5.02 with respect to Nikolay Tokarev’s employment agreements, as amended, is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 11, 2006, Golden Telecom, Inc. (the "Company") appointed Nikolay Tokarev, age 36, as interim Chief Financial Officer and Treasurer of the Company until a new Senior Vice-President, Chief Financial Officer, and Treasurer commences employment with the Company. The Company has designated Mr. Tokarev as the principal financial officer for purposes of all filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, until a new Senior Vice-President, Chief Financial Officer and Treasurer assumes these positions with the Company.

Mr. Tokarev is currently the Financial Director in Russia of Limited Liability Company "EDN Sovintel" ("Sovintel"), a wholly-owned subsidiary of the Company, and also holds the positions of Vice-President of the Company and Finance Director of the Company in charge of its operations in Russia, Kazakhstan and Uzbekistan. Mr. Tokarev worked as a Deputy Financial Director of Sovintel from February 1, 1999 to December 1, 2000 when he left the Company for one year to obtain a Master of Business Administration degree at INSEAD. Mr. Tokarev rejoined the Company as of January 1, 2002 as a Finance Investment Director, and stayed in that position through December 21, 2002. As of January 4, 2003, Mr. Tokarev was re-hired by Sovintel as a Finance Investment Director, and as of March 3, 2003 Mr. Tokarev was promoted within Sovintel to the position of Financial Director, a position he has retained since then. As of April 19, 2005, Mr. Tokarev also entered into an employment agreement with the Company's wholly-owned subsidiary, Golden TeleServices, Inc. ("Golden TeleServices") commencing service as Vice-President of the Company and Finance Director of the Company in charge of its operations in Russia, Kazakhstan and Uzbekistan.

Under the terms of Amendment No. 1 to Mr. Tokarev's employment agreement ("Agreement") with Golden TeleServices, Mr. Tokarev will serve as interim Chief Financial Officer and Treasurer of the Company from the date of approval of Amendment No. 1 to the Agreement by the Board of Directors of the Company, which approval was given on January 11, 2006, until a new Senior Vice-President, Chief Financial Officer, and Treasurer commences employment with the Company. Golden TeleServices shall pay to Mr. Tokarev a one time signing bonus as consideration for his agreeing to the additional responsibilities described in this Amendment No. 1 to the Agreement in the amount of thirty five thousand dollars (USD 35,000), and the Company shall award to Mr. Tokarev an additional ten thousand (10,000) Stock Appreciation Rights ("SARs") pursuant to the Golden Telecom, Inc. 2005 Stock Appreciation Rights Plan (the "Plan"), in addition to the ten thousand (10,000) SARs previously granted to Mr. Tokarev pursuant to the standard pricing and vesting schedule and award agreement for participants in the Plan.

Mr. Tokarev shall also continue to receive his existing levels of compensation under two employment agreements. Under the Agreement with Golden TeleServices, discussed above, Mr. Tokarev receives an annual salary of twenty-four thousand rubles (Rub 24,000), which is approximately eight hundred and twenty-five dollars (USD 825). Under a second employment agreement between Mr. Tokarev and Sovintel, Mr. Tokarev receives an annual salary of one hundred and eighty thousand dollars (USD 180,000). A copy of the employment agreement between Mr. Tokarev and Sovintel, together with the four amendments to that agreement, is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Mr. Tokarev has an existing loan from the Company with a remaining balance of thirty-five thousand dollars (USD 35,000), which loan will be repaid by Mr. Tokarev with the proceeds of the one time signing bonus to be paid to him as consideration for his agreeing to the additional responsibilities described in Amendment No. 1 to his Agreement with Golden TeleServices. The Agreement and Amendment No. 1 thereto are filed as Exhibit 10.2 hereto and are incorporated by reference herein.

There are no family relationships between Mr. Tokarev and the Company's directors, executive officers or persons nominated or charged by the Company to become directors or executive officers.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement and Amendments No. 1,2,3 and 4 thereto, between Sovintel and Nikolay Tokarev.
10.2 Employment Agreement and Amendment No. 1 thereto, between Golden TeleServices and Nikolay Tokarev.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

January 18, 2006	By:	/s/ DEREK BLOOM

Name: DEREK BLOOM
Title: Senior Vice-President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement and Amendments Nos. 1,2,3 and 4 thereto, between Sovintel and Nikolay Tokarev.
10.2	Employment Agreement and Amendment No. 1 thereto, between Golden TeleServices and Nikolay Tokarev.